Exhibit 1.1

ADDEX THERAPEUTICS LTD

Underwriting Agreement

January [•], 2021

H.C. Wainwright & Co., LLC

As Representative of the
    several Underwriters listed
    in Schedule 1 hereto

c/o H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Addex Therapeutics Ltd, a société anonyme organized under the laws of Switzerland (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom H.C. Wainwright & Co., LLC (“Wainwright”) is acting as representative, (i) an aggregate of (x) [•] shares, nominal value CHF 1.00 per share (the “Shares”), of the Company on behalf of investors in Europe (the “European Initial Shares”) to be delivered to the securities accounts of the investors in Europe as set forth in Schedule 2 and (y) [•] Shares (the “U.S. Initial Shares”, and together with the European Initial Shares, the “Initial Shares”) to be delivered to Citibank Zurich, acting as custodian (the “Custodian”) under the Deposit Agreement (as defined below), pursuant to which the Depositary (as defined below) will issue to the Underwriters a number of American Depositary Shares (“ADSs”), each representing six Shares, equivalent to the U.S. Initial Shares, in a public offering in the United States (the “Initial ADSs” and, together with the U.S. Initial Shares and the European Initial Shares, the “Initial Securities”) in each case, as set forth in Schedule 1 hereto, and (ii) at the option of the Underwriters, up to [•] additional Shares (the “Option Shares”), including any additional Shares to be delivered in the form of ADSs (the “Option ADSs” and, together with the Option Shares, the “Option Securities”). The Initial Securities and the Option Securities are herein collectively referred to as the “Securities.”

The ADSs will be issued pursuant to the Deposit Agreement, dated January 29, 2020, by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and each holder and beneficial owner of ADSs issued thereunder (the “Deposit Agreement”).  References herein to the “Representative” shall be deemed to refer to Wainwright in its capacity as representative of the Underwriters. The offering consists of (i) an international placement of the European Shares to (x) qualified investors within the meaning of Article 2(1)(e) of the directive 2003/71/EC as amended (including amendments by Directive 2010/73/EU) in Europe (other than Switzerland) and (y) in Switzerland in circumstances falling within article 36 para. 1 of the Swiss Financial Services Act (FinSA) (the “European Placement”) and (ii) a public offering of ADSs to investors in the United States (the “Public Offering”).

The parties hereto agree that in order to facilitate the transactions contemplated by this Agreement (defined below), the Representative shall execute and deliver to the Company the subscription lists on behalf of the Underwriters included on Schedule 1.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-251322), including a preliminary prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus, dated January 5, 2021, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:30 P.M., New York City time, on January   , 2021.

2.             Issuance and Delivery to Underwriters; Closing.

(a)           The Company agrees to issue to Wainwright as representative of the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase the U.S. Initial Shares (to be delivered to the Custodian for the Depositary, which in turn will issue to the Underwriters an equivalent number of ADSs in exchange for the U.S. Initial Shares) at a price per U.S. Initial Share as set forth in Schedule 1 (the “Subscription Price”), and to purchase the European Initial Shares at a price per share equal to the Subscription Price (to be delivered to the securities accounts of the European Investors set forth in Schedule 2), that number of U.S. Initial Shares and European Initial Shares, respectively, set forth in Schedule 1 opposite the name of such Underwriter, plus any additional number of Shares (which may, in the discretion of Wainwright, be delivered on behalf Wainwright the Custodian for the Depositary, which in turn will issue an equivalent number of ADSs in exchange therefor) which such Underwriter may become obligated to subscribe for pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Wainwright in its sole discretion shall make in order to eliminate any sales or purchases of fractional Shares or ADSs. For the avoidance of doubt, the several Underwriters will deduct the Initial Capital Increase Amount (as defined below) from the aggregate purchase price for the Initial Shares by the several Underwriters to the Company.

(b)           The Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or a portion of an additional [•] Shares in the aggregate at the Subscription Price per share, which the Underwriters hereby authorize to be delivered on their behalf to the Custodian for the Depositary, which in turn will issue an equivalent number of ADSs in exchange therefor. The number of Option Shares may be reallocated among the Underwriters as determined by Wainwright in its judgment; provided that the total number of Option Shares shall not exceed 15% of the total number of Initial Shares, including Shares represented by ADSs. The option hereby granted may be exercised for 30 days after the date of publication of the Company announcement regarding pricing of the offering and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be earlier than five full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will subscribe for that proportion of the Option Shares then being subscribed which the number of Initial Shares set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Initial Shares, subject, in each case, to such adjustments as Wainwright in its sole discretion shall make to eliminate any sales or purchases of fractional Option Shares. For the avoidance of doubt, the several Underwriters will deduct the Second Capital Increase Amount (as defined below) from the aggregate purchase price for the Option Shares by the several Underwriters to the Company.

(c)           The Company understands that the Underwriters propose to make the Public Offering and the European Placement as soon as the Representative deems advisable and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Initial Securities, at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 (x) (i) in the case of the Initial Capital Increase, pursuant to Section 15(c) or (ii) in the case of the closing of the Initial Securities, at 10:00 A.M. New York City time on January   , 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing, or (y) in the case of the closing of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities.  The time and date of such payment for the Initial Securities in subsection (x)(ii) is referred to herein as the “Closing Date,” and the time and date for such payment for the Option

Securities in subsection (y)(ii), if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Securities to be purchased on such date or the Additional Closing Date, as the case may be, with any Transfer Taxes (as defined below) payable in connection with the sale of such Securities duly paid by the Company.  Delivery of the Securities which are to be issued in the form of ADSs shall be made by book-entry credit to the securities account of Custodian for the Depositary, which in turn will deliver an equivalent number of ADSs in exchange therefor through the facilities of The Depository Trust Company (“DTC”). Wainwright herewith assigns any such U.S. Initial Shares and any Option Shares to the Custodian. Delivery of the European Initial Shares shall be made by book-entry credit to the securities account of the European Investors as set forth in Schedule 2.

(e)           The Company acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Underwriter are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)           Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and Representative, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and Representative (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or, (ii) the documents identified as Issuer Free Writing Prospectuses on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)           Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication by the Company or any person authorized to act on behalf of the Company with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)           Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those indicated on Exhibit A hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)           Registration of ADSs. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-235561) (the “Form F-6”) and a related prospectus for registration under the 1933 Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required.  The registration statement on Form F-6 for registration of the ADSs, as amended (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as amended are hereinafter called the “ADS Registration Statement.”  The Form F-6 was declared effective under the Securities Act on January 27, 2020, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, have been threatened by the Commission, (ii) the ADS

Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (iv) all of the ADSs to be issued pursuant to this agreement have been registered pursuant to the ADS Registration Statement.

(h)           Authorization of the Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADSs against the deposit of the Shares in respect thereof in accordance with the Deposit Agreement, such ADSs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement does and the ADSs, when issued, will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(i)            No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than (x) the issuance of Shares of the Company upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) the issuance of Shares of the Company as described under the heading “Description of Share Capital and Articles of Association” in the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)            Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.  Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Securities did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(k)           Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(l)            The Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m)          Authorization of the Securities. The Securities to be sold by the Company hereunder have been duly authorized and will be, when issued and delivered and paid for as provided herein, duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Free Writing Prospectus; and the issuance and the sale of the Securities is not and will not be subject to any preemptive or similar rights. Upon the delivery to the Representative of the Securities, and payment therefor, the Representative will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(n)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(o)           Organization and Existence of the Company.  The Company has been duly organized and is existing under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such concepts are applicable under such laws) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing (to the extent such concepts are applicable under such laws) would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(p)           Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concepts are applicable under such laws), with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such concepts are applicable under such laws) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the Registration Statement and the Prospectus, the capital stock of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(q)           Listing.  The ADSs are listed on the Nasdaq Capital Market (the “Nasdaq Market”), the Shares are or will be listed on the SIX Swiss Exchange on the business day following the Closing Date, and the Company has taken no action designed to, or likely to have the effect of, delisting the ADSs from the Nasdaq Market or the Shares from the SIX Swiss Exchange, nor has the Company received any notification that the Commission, the Nasdaq Market or the SIX Swiss Exchange is contemplating terminating any such registration or listing.

(r)            Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offer of the Securities, except such as have been obtained, or made and such as may be required under the rules of the SIX Swiss Exchange, state securities laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s)            Title to Property.  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse effect, (i) the Company and its subsidiaries have good and marketable title to all real properties and all tangible personal properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(t)            Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its articles of association and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(u)           Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Company of this Agreement, the sale of the ADSs, the compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as would not materially adversely affect consummation of the transactions contemplated hereunder.

(v)           Possession of Licenses and Permits.  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all applicable certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by them except where failure to so possess or be in compliance with would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                               Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(x)                                 Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient rights to use, all trademarks, service marks, trade names (including all goodwill associated with the foregoing), patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used in, or necessary for the conduct of the business now conducted or proposed  in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by the Company or its subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and any Free Writing Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, (ii) to the Company’s knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries, (iii) to the Company’s knowledge, none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any rights of any third party, or  (iv) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof, (v) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Company Intellectual Property, and (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity or enforceability of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim. To the Company’s knowledge, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (i) asserting that the Company or any of its subsidiaries has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third party or (ii) challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights.

(y)                                 Patents and Patent Applications. All material patents and patent applications owned by the Company or its subsidiaries have been duly and properly filed and each issued patent owned by, or to the knowledge of the Company, exclusively licensed to the Company is being diligently maintained; to the knowledge of the Company, the parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a material patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any material patents that have been issued with respect to such applications.

(z)                                  Regulatory Matters; Products and Product Candidates. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries: (i) have operated and currently operate their respective businesses in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the United States Food and Drug Administration (“FDA”) and any comparable foreign regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company and its subsidiaries; (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any material licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or  any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations.

The term “Health Care Laws” means (i) Medicare (Title XVIII of the Social Security Act); (ii) Medicaid (Title XIX of the Social Security Act); (iii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); the U.S. civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a), any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996  (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion law (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), (iv) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; and (v) any and all other applicable health care laws and regulations.

(aa)                    Regulatory Matters: Manufacturing. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities.

(bb)                    Regulatory Matters: Clinical Trials. None of the Company’s or its subsidiaries’ product candidates have received marketing approval from any Applicable Regulatory Authority.  All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, with respect to the Company’s or its subsidiaries’ product candidates, including any such studies and trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities and current good clinical practices and good laboratory practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge, without further inquiry, of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question in any material respect the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; neither the Company nor any of its subsidiaries have received, nor does the Company have knowledge after due inquiry that any of its or its subsidiaries’ collaboration partners have received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other Governmental Entity requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company Trials have been designed to ensure that informed consent from each human subject participating in the Company Trials is obtained.  In using or disclosing patient information received by the Company or a subsidiary in connection with a Company Trial, the Company or such subsidiary has complied in all material respects, to the extent applicable, with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder.  To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(cc)                      Environmental Laws.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the Company or any of its subsidiaries (A) is in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution,  protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (C) has received written notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is in violation of, or has failed to obtain and maintain, any material permit, license, authorization, identification number or other approval required under applicable Environmental Laws; and (ii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any material violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clauses (i) and (ii) above, for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As used herein, “Hazardous Substance” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products.

(dd)                    Accurate Disclosure.  The statements in the Registration Statement and the Prospectus under the headings “Material Income Tax Considerations”, “Description of Share Capital and Articles of Association” and “Risk Factors-Risks Related to Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business -Material Agreements”, “Business -Intellectual Property”, “Business -Government Regulation and Product Approval”, “Business-United States Government Regulation”, “Business-Federal and State Fraud and Abuse, Data Privacy and Security, and Transparency Laws and Regulations”, “Business-Legal Proceedings” and  “Comparison of Swiss Law and Delaware Law”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings and present in all material respects the information required to be shown.

(ee)                      Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintain all reasonably necessary controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all Personal Data (defined below), sensitive, confidential or regulated data (“Confidential Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.   The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Confidential Data and to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification.

(ff)                        Data Privacy and Security Laws. The Company and its subsidiaries are, and during the last three years were, in material compliance with all applicable data privacy and security laws and regulations, including without limitation HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); and the Company and its subsidiaries have taken all necessary actions to prepare to comply with and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability as soon they take effect (collectively, the “Privacy Laws”).  To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). At all times since inception, the Company has provided accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives.  Each of the Company Policies provides accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Company Policies do not contain any material omissions of the Company’s then-current privacy practices.  “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR, and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company and its subsidiaries since inception have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and has provided accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect.  The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies.  The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any

Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(gg)                      Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs or the Shares in connection with the offering contemplated hereby; however, the Company makes no representation with respect to any actions taken by the Representative.

(hh)                    Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ii)                            Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(jj)                          Litigation.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries made to the Company or, to the Company’s knowledge, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign)  to the Company’s knowledge, are threatened or contemplated.

(kk)                    Financial Statements.  The financial statements included in the Registration Statement, the Prospectus or any Free Writing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of  interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or any Free Writing Prospectus.  The financial data set forth in each of the Registration Statement, the Preliminary Prospectus, the Prospectus, or any Free Writing Prospectus has been accurately extracted or derived, in all material respects, from the Company’s audited financial statements or unaudited interim financial statements. Any disclosures contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any Free Writing Prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.  To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(ll)                            No Overindebtedness. Neither the Company nor its Swiss subsidiaries are overindebted within the meaning of article 725 para. 2 of the Swiss Code of Obligations (the “CO”).

(mm)            Independent Accountants. PricewaterhouseCoopers SA, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Act, Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Loi sur la surveillance de la révision) and any ordinances promulgated thereunder.

(nn)                    Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)                    Taxes. The Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in Switzerland have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(pp)                    Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company believes are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; within the past five years, neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(qq)                    No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any improper rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr)                          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, has been threatened against the Company thereunder.

(ss)                              No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their directors, officers, or employees or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions by the U.S. Government, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(tt)                                Dividend Blocker.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case except as may be limited by Swiss law.

(uu)                          No Finder Fee.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Representative for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(vv)                          Sarbanes Oxley.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)                      Stamp Taxes.  Provided that no Underwriter is resident in Switzerland for tax purposes or deemed to carry on business through a permanent establishment in Switzerland for tax purposes, no stamp duties, registration taxes, transfer taxes or other similar issuance taxes (“Transfer Taxes”) are payable by or on behalf of the Underwriters in Switzerland, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus. For avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(xx)                          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Free Writing Prospectus has been made or reaffirmed by the Company without a reasonable basis or disclosed by the Company other than in good faith.

(yy)                          Regulation M. As of the date hereof, neither the ADSs nor the Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act (“Regulation M”) by Rule 101 (c)(1) thereunder.

(zz)                            Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and any Free Writing Prospectus, under current laws and regulations of Switzerland and any political subdivision thereof, all dividends and other distributions declared and payable on the Underlying Shares may be paid by the Company to the holder thereof in United States dollars or Swiss franc that may be converted into foreign currency and freely transferred out of Switzerland and all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

(aaa)                   Submission to Jurisdiction.  The Company has the power to submit, and pursuant to Section 19(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19(c) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19(c)  hereof.

(bbb)                   Company’s Accounting Systems.  The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ccc)                      Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ddd)                   No Immunity.  Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.  To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19(c) of this Agreement.

(eee)                      Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Switzerland, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(fff)                         Valid Choice of Law.  The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ggg)                      Indemnification and Contribution.  Subject to the limitations set forth in articles 678 and 680 para. 2 of the CO, the indemnification and contribution provisions set forth in Section 7 hereof do not contravene Swiss law or public policy.

(hhh)                   Legal Action.  A holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(iii)                               FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct in all material respects.

(jjj)                            FINRA Disclosure.  No relationship, direct or indirect, exists between or among the Company or any subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or any subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not so described.

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the ADSs; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, upon request and without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration

Statement (which shall be deemed satisfied by filing any such statements with the Commission via its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”)).

(h)                                 Clear Market.  For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any ADSs, Shares or any securities convertible into or exercisable or exchangeable for ADSs or Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (a) the Securities to be sold hereunder and deposited with the Depositary in connection therewith, (b) any ADSs or Shares of the Company or other equity awards issued pursuant to the terms of a plan disclosed in the Registration Statement, or (c) issuances of ADSs or Shares pursuant to the terms of convertible or exchangeable securities outstanding on the date of this Agreement.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the ADSs as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)                                    No Stabilization.  Neither the Company nor its subsidiaries or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Shares in violation of applicable laws, including Regulation M under the Securities Act.

(k)                                 Exchange Listing.  The Company will use its reasonable best efforts to maintain or cause the listing of the ADSs on the Nasdaq Market and of the Shares on the SIX Swiss Exchange.

(l)                                     Reports.  Until one year after the date of this agreement,  the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(m)                             Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                                 Emerging Growth Company; Foreign Private Issuer.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 4(h) hereof.

(o)                                 Tax Indemnity.  The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes, including any interest and penalties, on the sale of the Shares or ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement, but excluding (i) any income tax, capital gains tax or similar resulting from the sale of the Initial Securities or Option Securities and any tax on or determined by reference to the income of any Underwriter that is subject to tax on a net income basis, (ii) any taxes on dividends received on such securities, and (iii) any brokerage and resale fee or security transfer tax including, without limitation, any Swiss Federal stamp duty on the transfer of securities (droit de négociation), should the Underwriters be Swiss security dealers in the meaning of the Swiss law on stamp duty.  All indemnity payments to be made by the Company hereunder in respect of this Section 4(o) shall be made without withholding or deduction for or on account of any present or future Swiss taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by Switzerland or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Initial Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, including by reference to Material Adverse Effect, which shall be true and correct in all respects) on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)                                 Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and  (c) above.

(e)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers SA and BDO AG shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company.  Cooley LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)                                  Opinion of Swiss Counsel for the Company.  Homburger AG, Swiss counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)                                 Opinion of Intellectual Property Counsel for the Company.  Reddie & Grose LLP, intellectual property counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(i)                                     Opinion of Counsel for Depositary. Patterson Belknap Webb & Tyler LLP shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Haynes and Boone, LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance and Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l)                                     Confirmation of Registration.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an excerpt from the Commercial register relating to the Company as the Representative may reasonably request.

(m)                             Exchange Listing.  The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall be listed on the Nasdaq Market.

(n)                                 Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o)                                 Financial Officer Certificate.  The Representative shall have received a certificate, in form and substance reasonably satisfactory to the Representative, as of the date hereof, from the principal financial officer of the Company, in which such officer shall certify, among other things, that the comparison of third quarter 2019 financial information to third quarter 2020 financial information in the Pricing Disclosure Package and the Prospectus is materially accurate.

(p)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the statements set forth in the fifth and thirteenth through eighteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and Prospectus; provided, that the liability under this subsection of each Underwriter shall be limited to an amount equal to the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to assume the defense of such claim and at its expense to retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section and shall pay the fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities  or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, The Nasdaq Stock Market or the SIX Swiss Exchange; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Europe; or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, any calamity or crisis or any change in national or international political, financial or economic conditions, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.          Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional

Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities (including all printing and engraving costs)  and any Transfer Taxes payable in connection therewith; (ii) the costs incident to the preparation of this Agreement and the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, independent accountants and other advisors; (iv) the fees and expenses incurred in connection with the registration or qualification (or obtaining exemptions from the registration or qualification of) and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and, if required by the Representative,  the preparation, printing and distribution of a “Blue Sky Memorandum” and any supplement thereto (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filings fees and the legal fees of, and disbursements by, counsel to the Underwriters; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (ix) all expenses and application fees related to the listing of the ADSs on the Nasdaq Market; (x) all other fees, costs and expenses of the nature referred to under the heading “Expenses” in the Registration Statement; (xi) all actual and documented out-of-pocket expenses and all fees of the Underwriters’ legal counsel and other out-of-pocket expenses of the Underwriters reasonably and actually incurred in connection with the transactions contemplated hereby; provided, that the amount payable pursuant to the foregoing clauses (iv), (vii) and (xi) in the aggregate shall not exceed $100,000; (xii) a management fee equal to 1.0% of the gross proceeds raised in the Public Offering from persons other than Identified Investors (as defined in the Engagement Letter by and between the Company and Wainwright, dated October 22, 2020), (xiii) the costs and fees of any escrow agent and the actual out-of-pocket costs incurred by the

Underwriters in connection with clearing agent settlement and financing, which cost shall not exceed $12,900; and (xiv) $25,000 to the Representative for non-accountable expenses. Any such amount payable to the Underwriters may be deducted from the purchase price for the Securities.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.          Capital Increase relating to the Initial Securities and Initial Subscription.

(a)           Shareholder’s and Board Resolution on Capital Increase. The Company confirms that

(i)      pursuant article 3b of the Articles of Association of the Company, at any time until June 9, 2022, the Board of Directors of the Company (the “Board”) may effect an increase of the Company’s share capital in a maximum amount of CHF 16,424,317 by issuing up to 16,424,317 shares, nominal value CHF 1.00 per share, out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of June 9, 2020, and

(ii)     all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the Initial Capital Increase have been or will be validly set aside or waived.

(b)           Capital Increase Account. The Company confirms that it opened with Banque Cramer & Cie SA, bank clearing no. 8727 (the “Capital Increase Bank”), a blocked account in the name of the Company for the capital increase (compte de consignation du capital), IBAN :   made out to “ADDEX THERAPEUTICS LTD AUGMENTATION DE CAPITAL” (the “Initial Capital Increase Account”), and such Initial Capital Increase Account shall remain open (i) until the completion of the Initial Capital Increase or (ii) if this Agreement is terminated pursuant to Section 9 and the Initial Capital Increase is not completed, until the Initial Capital Increase Amount is released in full to the Representative.

(c)           Subscription of Initial Capital Increase by Representative. The Representative, acting in its own name but for the accounts of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)      deliver an original subscription form (bulletin de souscription) executed by the Representative (wet ink signed) to the Company in the form of Exhibit C hereto, on or by 9:00 a.m. New York time two business days prior to the Closing Date, or such other time and date as agreed between the Company and the Representative, for all of the Initial Shares at the issue price (prix d’émission) of CHF 1.00 per Initial Share issued or underlying the Initial ADSs (corresponding to the par value for each Share); and

(ii)     deposit or cause to be deposited, not later than 4:00 a.m. New York time one business day prior to the Closing Date, or such other time and date as agreed between the Company and the Representative, same-day funds for value in the amount of CHF 1.00 multiplied by the number of Initial Shares, (the “Initial Capital Increase Amount”) on the Initial Capital Increase Account with the Capital Increase Bank, allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Initial Capital Increase Amount (attestation de consignation) to the Company no later than 6:00 a.m. New York time one business day prior to the Closing Date or such other time and date as agreed between the Company and the Representative.

(d)           Board Resolution and Registration of Initial Capital Increase. Upon receipt of the documents referred to in Section 15(c) and before 2:30 a.m. New York time on the Closing Date, or such other time and date as agreed between the Company and the Representative, the Board (or, if permissible, a committee or a Board member duly authorized by the Board) will:

(i)      (to the extent not already passed) pass a capital increase resolution (décision d’augmentation) regarding the issuance of the Initial Securities and applicable Option Securities subscribed for pursuant to Section 15(c)(i) (the “Initial Capital Increase”);

(ii)     adopt a report on the Initial Capital Increase (rapport d’augmentation de capital);

(iii)    procure that a licensed auditor verifies the report on the Initial Capital Increase in accordance with article 652(f) of the CO and confirms in writing that it is complete and accurate (attestation de vérification) and take note of the auditors report (attestation de vérification), all in accordance with Swiss law;

(iv)    resolve on the Initial Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Initial Capital Increase (décisions de constatation et modification des statuts); and

(v)     promptly thereafter, no later than 3:30 a.m. New York time on the Closing Date, file the documents necessary for the registration of the Initial Capital Increase with the Commercial Register of the Canton of Geneva;

provided, however, that if this Agreement is terminated pursuant to Section 9 prior to the Company filing the relevant resolutions and documents with the Commercial Register of the Canton of Geneva, (A) the Company undertakes not to resolve on the Initial Capital Increase (if it has not already done so) or not to file the relevant resolutions and documents with the Commercial Register of the Canton of Geneva, and (B) the Company shall promptly cause the Capital Increase Bank to release the Initial Capital Increase Amount in full to the Representative, acting for the account of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Initial Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(e)           Issue of Initial Securities. Promptly after the registration of the Initial Capital Increase in the Commercial Register of the Canton of Geneva pursuant to Section 15(d), but in no event later than 9:30 a.m. New York time on the Closing Date, the Company will:

(i)      deliver by e-mail to the Representative and with respect to the document referred to in this Section 15(e)(i)(A) only, the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (journal) or a copy of the certified excerpt from the Commercial Register of the Canton of Geneva evidencing the registration of the Initial Capital Increase with the Commercial Register of the Canton of Geneva and the approval of the Federal Authority for the Commercial Register regarding the Initial Capital Increase, (B) a copy of the updated articles of association of the Company evidencing the Initial Capital Increase, as filed with the Commercial Register of the Canton of Geneva, and (C) a copy of the Company’s book of uncertificated securities (registre des droits-valeurs) evidencing Wainwright as first holder of the Initial Shares (and, as applicable, any Option Shares deliverable on the Closing Date); and

(ii)     take all steps necessary to ensure that the Initial Securities (and, as applicable, any Option Securities deliverable on the Closing Date) will be (A) in the form of intermediated securities in the term of the Swiss Federal Intermediated Securities Act, (B) in respect of any European Initial Shares, duly recorded in the securities accounts of the European Investors as set forth in Schedule 2, on the Closing Date; and (C) freely transferable under U.S. securities laws on the Closing Date.

(f)            Use of Initial Capital Increase Amount. The funds deposited in the Initial Capital Increase Account shall, upon registration of the Initial Capital Increase pursuant to Section 15(d) and upon request by the Company, be transferred to a separate account of the Company with [•] and shall, in such case, remain so deposited for the account of the Company until the earlier of:

(i)      the delivery of the Initial Securities (and, as applicable, any Option Securities deliverable on the Closing Date) to the Underwriters as set forth in Section 2(d) on the Delivery Date; and

(ii)     the date of receipt by the Representative on behalf of the several Underwriters of the proceeds of (A) the sale of the Initial Securities (and, as applicable, any Option Securities deliverable on the Closing Date) as set forth in Sections 17(b), 17(c) or 17(e) or (B) the Capital Reduction as set forth in Section 17(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Initial Capital Increase Account pursuant to this Section 15 shall be payable directly to the Capital Increase Bank by the Company.

16.          Capital Increase relating to the Option Shares and Subscription of Option Shares.

If the Representative exercises the option granted to it under Section 2 of this Agreement, the Company and the Representative will take the following steps:

(a)           Shareholder’s and Board Resolution on Second Capital Increase. The Company confirms that all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the Second Capital Increase will be validly set aside or waived.

(b)           Capital Increase Account. The Company confirms that it will open with the Capital Increase Bank, a blocked account in the name of the Company for the Second Capital Increase (the “Second Capital Increase Account”), and such Second Capital Increase Account shall remain open (i) until the completion of the Second Capital Increase or (ii) if this Agreement is terminated pursuant to Section 9 and the Second Capital Increase is not completed, until the Second Capital Increase Amount is released in full to the Representative.

(c)           Subscription of Second Capital Increase by Representative. The Representative, acting in its own name but for the accounts of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)      deliver an original subscription form (bulletin de souscription) executed by the Representative (wet ink signed) to the Company in the form of Exhibit

C hereto, on or by 9:00 a.m. New York time two business days prior to the Additional Closing Date, or such other time and date as agreed between the Company and the Representative, for all of the Option Shares so exercised at the issue price (prix d’émission) of CHF 1.00 per Initial Share issued or underlying the Initial ADSs (corresponding to the par value for each Share); and

(ii)     deposit or cause to be deposited, not later than 4:00 a.m. New York time one business day prior to the Additional Closing Date, or such other time and date as agreed between the Company and the Representative, same-day funds for value in the amount of CHF 1.00 multiplied by the number of Option Shares so exercised, (the “Second Capital Increase Amount”) on the Second Capital Increase Account with the Capital Increase Bank, allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Second Capital Increase Amount (attestation de consignation) to the Company no later than 6:00 a.m. New York time one business day prior to the Additional Closing Date or such other time and date as agreed between the Company and the Representative.

(d)           Board Resolution and Registration of Second Capital Increase. Upon receipt of the documents referred to in Section 16(c) and before 2:30 a.m. New York time on the Additional Closing Date, or such other time and date as agreed between the Company and the Representative, the Board (or, if permissible, a committee or a Board member duly authorized by the Board) will:

(i)      (to the extent not already passed) pass a capital increase resolution (décision d’augmentation) regarding the issuance of the Option Shares subscribed for pursuant to Section 16(c)(i) (the “Second Capital Increase”);

(ii)     adopt a report on the Second Capital Increase (rapport d’augmentation de capital);

(iii)    procure that a licensed auditor verifies the report on the Second Capital Increase in accordance with article 652(f) of the CO and confirms in writing that it is complete and accurate (attestation de vérification) and take note of the auditors report (attestation de vérification), all in accordance with Swiss law;

(iv)    resolve on the Second Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Second Capital Increase (décisions de constatation et modification des statuts); and

(v)     promptly thereafter, no later than 3:30 a.m. New York time on the Additional Closing Date, file the documents necessary for the registration of the Second Capital Increase with the Commercial Register of the Canton of Geneva;

provided, however, that if this Agreement is terminated pursuant to Section 9 prior to the Company filing the relevant resolutions and documents with the Commercial Register of the Canton of Geneva, (A) the Company undertakes not to resolve on the Second Capital Increase (if it has not already done so) or not to file the relevant resolutions and documents with the Commercial Register of the Canton of Geneva, and (B) the Company shall promptly cause the Capital Increase Bank to release the Second Capital Increase Amount in full to the Representative, acting for the account of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Second Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(e)           Issue of Option Shares. Promptly after the registration of the Second Capital Increase in the Commercial Register of the Canton of Geneva pursuant to Section 16(d), but in no event later than 9:30 a.m. New York time on the Additional Closing Date, the Company will:

(i)      deliver by e-mail to the Representative and with respect to the document referred to in this Section 16(e)(i)(A) only, the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (journal) or a copy of the certified excerpt from the Commercial Register of the Canton of Geneva evidencing the registration of the Second Capital Increase with the Commercial Register of the Canton of Geneva and the approval of the Federal Authority for the Commercial Register regarding the Second Capital Increase, (B) a copy of the updated articles of association of the Company evidencing the Second Capital Increase, as filed with the Commercial Register of the Canton of Geneva, and (C) a copy of the Company’s book of uncertificated securities (registre des droits-valeurs) evidencing Wainwright as first holder of the Option Shares; and

(ii)     take all steps necessary to ensure that the Option Securities deliverable on the Additional Closing Date will be (A) in the form of intermediated securities in the term of the Swiss Federal Intermediated Securities Act, and (B) freely transferable under U.S. securities laws on the Additional Closing Date.

(f)            Use of Second Capital Increase Amount. The funds deposited in the Second Capital Increase Account shall, upon registration of the Second Capital Increase pursuant to Section 16(d) and upon request by the Company, be transferred to a separate account of the Company with [•] and shall, in such case, remain so deposited for the account of the Company until the earlier of:

(i)      the delivery of the Option Shares to the Underwriters as set forth in Section 2(d) on the Delivery Date; and

(ii)     the date of receipt by the Representative on behalf of the several Underwriters of the proceeds of (A) the sale of the Option Securities deliverable on the Additional Closing Date as set forth in Sections 17(b), 17(c) or 17(e) or (B) the Capital Reduction as set forth in Section 17(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Second Capital Increase Account pursuant to this Section 16 shall be payable directly to the Capital Increase Bank by the Company.

17.          Effects of Termination.

(a)           If, after application and registration of the Initial Capital Increase or the registration of the Second Capital Increase, respectively, with the Commercial Register of the Canton of Geneva pursuant to Section 15(d) or Section 16(d), but prior to the closing of the Initial Securities or the Option Shares, respectively, this Agreement is terminated pursuant to Section 9, or if the delivery of the Initial Securities or the Option Shares, respectively, to the Representative for the account of the several Underwriters is not completed on the Closing Date or the Additional Closing Date (each, an “Event of Non-Completion”), and unless the Company and the Representative, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i)      the Company shall have a call option against the Underwriters pursuant to Section 17(b) in respect of the Initial Securities and the Option Shares, respectively;

(ii)     if the call option is not exercised, the Representative acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 17(c) in respect of the Initial Securities and the Option Shares, respectively;

(iii)    if the put option is not possible for legal reasons or insufficient to dispose of the Initial Securities or the Option Shares, respectively, or if such put option is not exercised within the deadline set forth in Section 17(c), the Company shall effect a capital reduction pursuant to Section 17(d) in respect of the Initial Securities or the Option Shares, respectively; and

(iv)    if the capital reduction is not effected in accordance with Section 17(d), the Underwriters may sell the Initial Securities or the Option Shares, respectively, in the market as provided in Section 17(e).

(b)           Call Option.

(i)      The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representative, acting on behalf of the several Underwriters, deliver the Initial Securities or the Option Shares, respectively, to an account specified by the Company against payment of an amount representing the aggregate par value of the respective Initial Securities or the Option Shares, respectively, plus expenses of the Representative as set out in Section 17(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii)     An acquisition of the Initial Securities or the Option Shares, respectively, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representative reasonably satisfactory to the Representative that the Company has sufficient freely available reserves to acquire the Initial Securities or the Option Shares, respectively, under this Section 17(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate re-sale of the Initial Securities or the Option Shares, respectively, to such third party, at no less than their par value, on the date of acquisition of the Initial Securities and the Option Shares, respectively by the Company.

(c)                                  Put Option.

(i)                  Following the expiry of the Call Option pursuant to Section 17(b), the Representative, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Initial Securities and the Option Shares, respectively, at their par value, plus expenses of the Representative as set out in Section 17(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representative, stating that the Representative exercises the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii)               The notice in which the Representative, acting on behalf of the several Underwriters, exercises the Put Option shall specify the date on which the Representative will deliver the Initial Securities or the Option Shares, respectively, to the Company against direct payment therefor, and shall contain detailed instructions regarding payment, delivery of the Initial Securities or the Option Shares, respectively, and amount payable (including satisfactory details regarding the costs claimed according to Section 17(f)).

(d)                                 Capital Reduction.

(i)                  If the Put Option is not exercised within the deadline set forth in Section 17(c) or if the exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or the Option Shares, respectively, including due to non-availability of sufficient freely disposable reserves, the Company shall as soon as practicable call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than seventy days after the Event of Non-Completion. The Representative, acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Initial Shares or the Option Shares, respectively, against repayment of their aggregate par value plus expenses of the Representative as set out in Section 17(f). Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii)               At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Geneva. The proceeds of the Capital Reduction, being an amount representing the aggregate par value of the Initial Shares or the Option Shares, respectively, plus expenses of the Representative as set out in Section 17(f), shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Geneva) in cash to the Representative, acting on behalf of the several Underwriters.

(iii)            Upon consummation of the Capital Reduction, the Company shall deregister the Initial Shares or the Option Shares, respectively, in its book of uncertificated securities (registre des droits-valeurs) to reflect the number of Shares registered with the Commercial Register of the Canton of Geneva.

(e)                                  Sale of Initial Securities or Option Shares. In addition, if an Event of Non-Completion occurs and,

(i)                  the Company fails to acquire or cause a third party to acquire the Initial Securities or the Option Shares, respectively, in accordance with Section 17(b) at any time after the Event of Non-Completion; and

(ii)               in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Initial Securities or the Option Shares, respectively, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 17(c); and

(iii)            the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within seventy days after the Event of Non-Completion, or such longer period as may be agreed between the Company and the Representative, then the Representative, acting on behalf of the several Underwriters, shall be entitled to sell any or all Initial Securities or the Option Shares, respectively, on the open market on terms which the Representative deems fit under the circumstances. The difference between the proceeds of such sale and the par value of such sold Initial Securities or the Option Shares, respectively, less the costs and expenses pursuant to Section 17(f) reasonably incurred by the Representative in connection with the sale, if any, shall be transferred to the Company. For the avoidance of doubt, the Representative, acting on behalf of the several Underwriters, acknowledges and agrees that following an Event of Non-Completion, except in the circumstances specified in this Section 17, no sale or transfer of any or all of the Initial Securities or the Option Shares, respectively, shall be permitted without the prior written consent of the Company.

(f)                                   Costs; Indemnity.

(i)                  The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representative reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representative, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representative and their counsel).

(ii)               The Company further undertakes to indemnify the Representative for, and to hold the Representative harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representative in connection with the Capital Reduction.

18.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, New York 10022 (fax: (212) 214-0803), Attention: Head of Investment Banking, with a copy (which copy shall not constitute notice) to Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York; Attention: Rick Werner.  Notices to the Company shall be given to it at Chemin de Mines 9, CH-1202 Geneva, Switzerland; Attention: Tim Dyer, with a copy (which copy shall not constitute notice) to Cooley LLP, 50 Hudson Yards, New York, New York 10001; Attention: Joshua A. Kaufman.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.                               Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.  The Company hereby appoints Addex Pharmaceuticals Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit or proceeding, arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York state or United States federal court, by the Representative, the directors, officers, employees and agents of the Representative, or by any person who controls the Representative, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid, provided that the Company may by written notice to the Representative designate such additional or alternative agent for service of process under this Section 20 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York

and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business.  Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York. Service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Representative, the directors, officers, employees and agents of the Representative, or by any person who controls the Representative, in any court of competent jurisdiction in Switzerland.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of the Authorized Agent in full force and effect for a period of seven years from the date of this Agreement.

(a)                                 Judgment Currency.  The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder in respect of such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, as a result of which there arises any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person, provided that any indemnified person has made a bona fide effort in good faith to exchange said judgment currency forthwith into U.S. dollars at the then current market rate of exchange. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid until satisfied, waived or deemed inapplicable by a court of competent jurisdiction. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(b)                                 Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Switzerland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(c)                                  Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement to the extent permissible under applicable law.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.                               Representations of the Underwriters and Company Regarding the European Placement.

(a)                                 Each Underwriter, severally and not jointly, represents to the Company:

(i)                               In relation to each Member State of the European Economic Area (each, a “Member State”), to the best of its knowledge, it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement, except that it may make an offer to the public in that Member State of any Placing Shares at any time under the following exemptions under the Prospectus Regulation: (i) to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation); or (iii) in any other circumstances falling within

Article 1(4) of the Prospectus Regulation; provided that no such offer of Securities shall require the Company or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities and which would require the Company or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(ii)                                  In relation to Switzerland, to the best of its knowledge, it has not made and will not make an offer to the public of any Securities which are the subject of the offering, contemplated by this Agreement, except in circumstances falling within article 36 para. 1 of the Swiss Financial Services Act (FinSA), and it has not delivered the Registration Statement, Pricing Disclosure Package or Prospectus or any other offering or marketing material relating to the Securities to the public or otherwise made such documents publicly available in Switzerland.

(b)                                 The Company represents to each of the Underwriters:

(i)                               In relation to each Member State, the Company or anyone acting on its behalf, (x) has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement and which would require the Company or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, (y) has not delivered the Registration Statement, Pricing Disclosure Package or Prospectus or any other offering or marketing material relating to the Securities to the public or otherwise made such documents publicly available.

(ii)                            In relation to Switzerland, to the best of its knowledge, the Company or anyone acting on its behalf (other than the Underwriters), has not made and will not make an offer to the public of any Securities which are the subject of the offering, contemplated by this Agreement, and it has not delivered the Registration Statement, Pricing Disclosure Package or Prospectus or any other offering or marketing material relating to the Securities (other than the listing prospectus required for the listing of the Initial Securities on the SIX Swiss Exchange) to the public or otherwise made such documents publicly available in Switzerland.

(Signature page follows)

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ADDEX THERAPEUTICS LTD

By:
Name:
Title:

Accepted:  As of the date first written above

H.C. WAINWRIGHT & CO., LLC

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

H.C. WAINWRIGHT & CO., LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

The Subscription Price is $[•] per Share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares; provided, that the Subscription Price for any Shares to be sold to Identified Investors (as defined in the Engagement Letter between the Company and Wainwright, dated October 22, 2020), and any Option Securities to be issued in respect thereof, shall be $[•] per Share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.

Underwriter	Number of European Initial Shares	Number of U.S. Initial Shares	Number of Initial ADSs Representing U.S. Initial Shares
H.C. Wainwright & Co., LLC	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
Total	[•]	[•]	[•]

2

Annex A

Issuer Free Writing Prospectuses

None

Pricing Information Provided Orally by Underwriters

Price per ADS to the public: $[ ]

Price per Share to the public: $[ ] (equivalent to CHF [ ])

3

Schedule 2

List of European Investors

Name and address of European Investor	Securities Account	Number of Shares

4

Annex B

ADDEX THERAPEUTICS LTD

Pricing Term Sheet

None.

5

Exhibit A

Testing-the-Waters Communications

Presentation, dated October [ ], 2020

6

Exhibit B

Form Lock-up Agreement

[circulated under separate cover]

7

Exhibit C

Subscription Agreement

[circulated under separate cover]

8